EXHIBIT 23.4


                     Consent of Chaffe & Associates, Inc.


        We consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of Southeast National Bank dated November 1, 1996, and to be included as an Appendix to the Proxy Statement/Prospectus, and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        CHAFFE & ASSOCIATES, INC.


                                        By:  /s/ G.F. Gay LeBreton
                                             ----------------------------

                                             G.F. Gay LeBreton
                                             Vice President


New Orleans, Louisiana


November 1, 1996